UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 4 to Credit Agreement

Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”), as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and the lenders party to the Credit Agreement (as defined below) have entered into Amendment No. 4 to the Credit Agreement dated as of June 8, 2011 (the “Fourth Amendment”) which amends the existing Credit Agreement dated as of July 3, 2006, as amended by Amendment No. 1 to the Credit Agreement dated November 29, 2007, Amendment No. 2 to the Credit Agreement dated October 9, 2009; and Amendment No. 3 to the Credit Agreement dated February 19, 2010 (collectively, the “Credit Agreement”), as supplemented by various Revolving Credit Commitment Increase Agreements dated as of May 29, 2008, by and among Helix and certain of the lenders, and as further supplemented by that certain Revolving Credit Commitment Increase Agreement dated as of October 9, 2009, by and among Helix, the agent and Credit Suisse, Cayman Islands Branch, regarding a term loan facility in the original principal amount of $835,000,000, with a current outstanding principal amount of approximately $300,000,000 (the “Term Loan Facility”) and a committed revolving credit facility (the “Revolving Credit Facility”) of up to $600,000,000.  The Fourth Amendment was executed and delivered on June 8, 2011.

The Fourth Amendment, among other things:

·	increases the Revolving Credit Facility to $600,000,000;

·
extends, on the closing date of the Fourth Amendment, the maturity date of  $300,000,000 of the aggregate principal balance of the Term Loan Facility to a maturity date that is the earlier of (A) July 1, 2016, or (B), if Helix’s currently outstanding senior notes due in 2016 are not fully re-financed or repaid by July 1, 2015, July 1, 2015;

·
prepays on the closing date of the Fourth Amendment, with borrowings under the Revolving Credit Facility, $109,359,000 of the outstanding principal portion of the Term Loan Facility together with accrued interest thereon and related costs;

·
extends the maturity date of the Revolving Credit Facility to a maturity date that is the earlier of (A) January 1, 2016, or (B), if Helix’s currently outstanding senior notes due in 2016 are not fully re-financed or repaid by July 1, 2015, July 1, 2015; and

·	provides for a one-year call protection period for the Term Loan Facility, as extended.

The descriptions of the provisions of the Fourth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein, are qualified in their entirety by reference to its full and complete terms.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 8, 2011, Helix issued a press release containing information related to the amendment to the Credit Agreement. Attached hereto as Exhibit 99.1, and incorporated by reference herein, is that press release.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Number                      Description
----------                      --------------

10.1
Amendment No. 4 to Credit Agreement, dated as of June 8, 2011, by and among Helix, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders named thereto.

99.1	Press Release dated June 8, 2011, relating to the amendment of the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           June 8, 2011

            HELIX ENERGY SOLUTIONS GROUP, INC.

             By:              /s/ Anthony Tripodo
           Anthony Tripodo
              Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.                                Description

10.1
Amendment No. 4 to Credit Agreement, dated as of June 8, 2011, by and among Helix, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders named thereto.

99.1	Press Release dated June 8, 2011, relating to the amendment of the Credit Agreement.